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                                                                    EXHIBIT 99.1

NEWS RELEASE


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
MEDIA CONTACTS:                             INVESTOR RELATIONS:
Secret F. Wherrett                          Tania C. Almond
Digex, Inc.                                 Digex, Inc.
240.456.3556                                240.456.3800
secret.wherrett@digex.com                   tania.almond@digex.com
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           Digex Reports Fourth Quarter and Full Year Results for 2001

      Revenue Increases 28% over FY00 Results; Year of Defining Leadership


LAUREL, MD., FEB. 6, 2002 - Digex, Incorporated (Nasdaq: DIGX), the leading managed hosting provider for business on the Internet, today announced revenue of $55.2 million for the quarter-ended December 31, 2001, compared with $57.9 million a year ago. Full-year 2001 revenue totaled $214.4 million, a 28% increase over the year-ago level of $168.1 million. Managed servers totaled 3,588 with average monthly revenue per server of $4,414. Gross margin in the quarter totaled 49%, with full-year gross margin at 44%. EBITDA* losses narrowed to $3.6 million in the quarter with full-year EBITDA* losses totaling $46.3 million. Net loss available to common stockholders for the quarter totaled $46.7 million, or $0.73 per share while full-year net loss was $192.5 million, or $3.00 per share.

"Through 2001, Digex continued its strategic focus in the areas of innovation, growth and leadership as we enable our clients to move business computing and content to the Internet," said Mark Shull, president and CEO of Digex. "We have become the recognized leader in this market as demonstrated by our clients' decisions to place their key online business initiatives with Digex. Together with WorldCom, we believe to be better positioned than ever to meet the growing market demands going into 2002 and beyond."

"We had another strong quarter for new customer additions, as Digex and WorldCom added 80 new customers in the quarter, up 54% over the adds in 4Q00," said John Callari, senior vice president of sales. "Continuing with our strength in the enterprise market, we ended the year with 78% of our revenue coming from that segment." New customers include: American Honda, Arby's, a subsidiary of Triarc Companies, Inc., Bank of America, Club Quarters, Comcast Cable, Dayport, eMachines, FNB Corporation, Gearworks, InfoVista, Pilkington plc, MTI, National Board for Professional Teaching Standards (NBPTS), Popular Mechanics, Republican National Committee, Rhodes Financial Services, The Rockefeller Foundation, Securities Industry Association, Standard Pacific Homes, Viterra Energy Services and Wisden. A number of customers also upgraded or renewed their services with Digex including; ABC School Supply, Alcatel, American Home Products, Bed Bath & Beyond, Delphi Automotive, Elogex Inc., Ford Motor Company, J. Crew, Kawasaki Motors Corp., Kimball International, USA, The Metropolitan Museum of Art, Nestle USA, Phillip Morris Management Corp. and Publishers Clearing House.



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"The fourth quarter closes out a strong year for Digex with clear examples of continued success in our development efforts and solution offerings. One of our key accomplishments is the joint launch with WorldCom of Managed Express Hosting targeted at mid-size businesses," said Rebecca Ward, president of marketing, product management and engineering at Digex. "As highlighted by industry analysts, Express also meets the needs of individual departments within large corporations who may benefit from a managed hosting solution, but only require an entry-level package. This is a significant milestone for us as it marks the first real service initiative developed jointly by WorldCom and Digex. We worked together to determine customer requirements, service packages and price points, exemplifying the value our alliance."

FOURTH QUARTER HIGHLIGHTS
In addition to addressing the needs of the small-to-medium size businesses, Digex's quarterly highlights include the launch of its "Move to Managed" program designed to help enterprises migrate their Internet infrastructure to the Digex managed hosting environment. In demonstrating continued leadership, Digex was named the overall leader in Service Level Agreement (SLA) performance by Tier 1 Research in their December report titled "How Good is Good Enough?", and Digex confirmed its managed security services met the proposed security standards set by Health Insurance Portability and Accountability Act of 1996 (HIPAA) through a comprehensive third-party assessment. In furthering its focus on security, Digex formally launched a new high-speed firewall solution with a gigabit plus performance. Digex also expanded its performance and availability offerings by adding Akamai's EdgeSuiteSM and enhanced its industry-leading portal, ClientCentral(TM), with improvement in the performance, scalability, and reliability of Performance Statistics and Backup Servers functionality.

2001 HIGHLIGHTS
Major accomplishments in 2001 include global expansion to France, Germany and Japan, staff reorganizations, improvements in tools for sales, networking design and architecture, and the finalization of the WorldCom funding agreement and controlling interest in Digex. Notable reorganizations include the regional expansion of sales into 18 U.S. teams and the realignment of the professional services organization with the addition of Digex Application Optimization Center
(AOC) to help clients enhance their application performance. In a continued effort to improve client experience, Digex launched a new comprehensive interactive ROI tool to help clients realize the value and cost efficiencies of outsourcing managed hosting. Digex also experienced significant achievements in network design and architecture with the ability to remotely manage and troubleshoot servers anywhere and simplify the serviceability of the architecture to improve meantime to repair on all processes. Additionally, the Digex customer management portal was commercialized--ClientCentral. Digex also placed special emphasis in 2001 on certifications and third-party validations to demonstrate its proven capability. To date these include:

o ISO 9001:2000 - Achieved registration for the Digex Application Optimization Center (AOC), demonstrating a commitment to quality production processes and procedures.

o SUNTONE - First hosting provider to attain Sun's SunTone certification and recently conducted updated review to ensure continued certification.

o SAS70 TYPE I & II AUDITS - First provider to gain SAS70 recognition, enforcing high standards on operational controls and its critical technology




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   as required by many financial institutions as a prerequisite for doing business with a service provider.

o TRUSECURE - First hosting service provider to achieve TruSecure Corporation's TruSecure Management Service Provider (MSP) certification by rigorous adherence to a well-documented logical and physical security regimen.

o CISCO POWERED NETWORK - Awarded the very first Cisco Powered Network certification and continues to be CPN certified.

o E & Y CYBER PROCESS - Awarded the Cyber Process certification by Ernst & Young for overall control in quality and establishing a secured hosting environment.

o DIGEX MANAGED SECURITY SERVICES MEET HIPAA STANDARDS, VALIDATED BY TRUSECURE ASSESSMENT - Successfully completed a rigorous assessment of managed security offerings to ensure security guidelines proposed under the Health Insurance Portability and Accountability Act of 1996 (HIPAA) are met to assist healthcare clients with legislative requirements.

FINANCIAL HIGHLIGHTS FOR DIGEX INCLUDE:
o        Revenue mix for the fourth quarter was approximately:
                                    Enterprise       78%
                              Internet-centric       18%
                        ASP and other channels       4%

o SG&A expense, including provision for doubtful accounts, as a percentage of total revenue was 55.7%, down 2,480 basis points from the year-ago level, and declined in absolute dollars by $15.9 million or a 34.0% decrease

o Annualized revenue per customer was approximately $324,000, ending 2001 with 601 customers

o Capital investments for the quarter totaled $15.1 million, down 50% sequentially. Capital investments for the full year 2001 totaled $109.3 million

o Quota-carrying salespeople totaled 166 out of a total Digex employee base of 1,393, as of December 31, 2001

QUARTERLY CONFERENCE CALL
Digex will host a conference call on Wednesday, February 6, at 4:30 p.m. ET to review its fourth quarter results. To participate on this call, please dial
(800) 779-5318 or (712) 257-2476 (International), passcode "DIGEX" (the operator will ask for this passcode). In addition, you may listen to a live audio webcast of this call by going to http://www.e-meetings.wcom.com. Click on "Join Event - Audio Streaming". Type in the conference ID: 6746004 and passcode: "DIGEX". Enter your participant information, check the box to accept the terms and conditions, and then select "Proceed" to be joined to the call.

A replay of the call will be available from Wednesday, February 6, 2002 at 7:00 p.m. ET through Wednesday, February 13, 2002 at 5:00 p.m. ET by dialing (888) 437-4649 or (402) 998-1321 (International). A replay of the audio webcast will be available for 30 days by going to http://www.e-meetings.wcom.com and following the directions listed above. You can also listen to an archive of the call by visiting our website at http://www.digex.com/investors.htm and clicking on the Audio Archive link.



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FORWARD LOOKING STATEMENTS
Statements contained in this news release regarding expected financial results and other planned events are forward looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Digex's services and the ability of Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or technological conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's annual 10K filing, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

ABOUT DIGEX
Digex is the leading managed hosting provider for business on the Internet. Digex customers, from mainstream enterprise corporations, Internet-based businesses and Application Service Providers (ASPs), leverage Digex's services to deploy secure, scaleable, high performance business solutions, including electronic retailing, online financial services, online procurement and customer self-service applications. Digex also offers value-added enterprise and professional services, including performance and security testing, monitoring, reporting and networking services. Additional information on Digex is available at www.digex.com.
   -------------

*EBITDA before certain charges consists of earnings (net loss) before interest expense, interest income and other, merger related expenses, foreign exchange gain or loss, income taxes, deferred compensation, depreciation, and amortization. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should also not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles. This caption excludes components that are significant in understanding and assessing the results of operations and cash flows. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles and as a result EBITDA before certain charges may not be comparable to similarly titled measures used by other companies. However, the Company believes that EBITDA before certain charges is relevant and useful information that is often reported and widely used by analysts, investors and other interested parties in the Web site and application hosting industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of the Company's operating performance, as an additional meaningful measure of performance and liquidity, and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditures and working capital requirements.

All trademarks, tradenames and service marks mentioned and/or used herein belong to their respective owners.

                                       ###



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
                                                         DIGEX, INCORPORATED
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                  UNAUDITED (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                       THREE MONTHS ENDED                   YEAR ENDED
                                                                          DECEMBER 31,                     DECEMBER 31,
                                                                  ----------------------------    ----------------------------
                                                                      2001            2000            2001            2000
                                                                  ------------    ------------    ------------    ------------
Revenue:
       Revenue                                                    $     40,156    $     51,942    $    185,025    $    162,085
       Revenue from WorldCom                                            15,030           6,000          29,328           6,000
                                                                  ------------    ------------    ------------    ------------
Total revenue                                                           55,186          57,942         214,353         168,085

Costs and expenses:
       Cost of operations                                                3,897           3,969          16,138          21,244
       Cost of services                                                 24,170          22,922         103,962          69,658
       Selling, general and administrative                              27,805          40,721         125,140         134,227
       Provision for doubtful accounts                                   2,959           5,910          15,374          10,649
       Deferred compensation                                               703           1,024           3,192           4,101
       Depreciation and amortization                                    40,367          26,384         136,396          78,819

                                                                  ------------    ------------    ------------    ------------
Total costs and expenses                                                99,901         100,930         400,202         318,698
                                                                  ------------    ------------    ------------    ------------
Loss from operations                                                   (44,715)        (42,988)       (185,849)       (150,613)
Other income (expense):
       Interest expense                                                 (1,653)           (613)         (4,768)         (2,008)
       Interest income and other                                           628           2,155           2,158           9,686

                                                                  ------------    ------------    ------------    ------------
Loss before cumulative effect of change in accounting principle        (45,740)        (41,446)       (188,459)       (142,935)
Cumulative effect of change in accounting principle (1)                     --              --              --            (166)
                                                                  ------------    ------------    ------------    ------------
Net loss                                                               (45,740)        (41,446)       (188,459)       (143,101)
Accretion of preferred stock discount                                   (1,006)             --          (4,025)             --

                                                                  ------------    ------------    ------------    ------------
Net loss available to common stockholders                         $    (46,746)   $    (41,446)   $   (192,484)   $   (143,101)
                                                                  ============    ============    ============    ============


Net loss per common share - basic and diluted                     $      (0.73)   $      (0.65)   $      (3.00)   $      (2.26)
                                                                  ============    ============    ============    ============

Shares used in computing basic and diluted net loss per share       64,138,466      63,870,748      64,076,647      63,404,839
                                                                  ============    ============    ============    ============

EBITDA (2)                                                        $     (3,645)   $    (15,580)   $    (46,261)   $    (67,693)
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(1)      Represents the cumulative net income effect of implementing SAB 101 as of January 1, 2000.

(2) EBITDA before certain charges consists of earnings (loss) before interest expense, interest income and other, merger-related expenses, foreign exchange gains (losses), income taxes, deferred compensation, depreciation and amortization. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should not to be considered as an alternative to net loss as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA before certain charges presented herein may not be comparable to similarly titled measures used by other companies.



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                                     DIGEX, INCORPORATED
                                 CONSOLIDATED BALANCE SHEETS
                       (AMOUNTS IN THOUSANDS, EXCEPT SHARE INFORMATION)

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                                                                  DECEMBER 31,  DECEMBER 31,
                                                                     2001           2000
                                                                  -----------   -----------
                                                                  (unaudited)
                             ASSETS

Current assets:
     Cash and cash equivalents                                     $   12,096     $  83,434
     Restricted investments                                             3,197         2,000
     Accounts receivable, net of allowance of $4,806 and $4,741
     in 2001 and 2000, respectively                                    21,496        36,241
     Due from WorldCom                                                 18,842         6,000
     Deferred costs                                                     7,302         8,627
     Prepaid expenses and other current assets                          7,579         7,452
                                                                  -----------   -----------
            Total current assets                                       70,512       143,754
Property and equipment, net                                           327,701       348,975
Intangible assets, net                                                 19,231        23,222
Notes receivable from employees                                         6,825            --
Other assets                                                            3,089         5,100
                                                                  -----------   -----------
            Total assets                                           $  427,358     $ 521,051
                                                                  ===========   ===========

              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                         $   48,380     $  59,455
     Current portion of deferred liabilities                            7,572         7,734
     Current portion of note payable                                       56         2,772
     Current portion of capital lease obligations                       5,675         1,871
                                                                  -----------   -----------
            Total current liabilities                                  61,683        71,832
Deferred liabilities                                                    4,257         4,025
Notes payable                                                           3,208         1,435
Notes payable to Intermedia                                            90,000            --
Capital lease obligations                                              29,477        27,131
                                                                  -----------   -----------
            Total liabilities                                         188,625       104,423
                                                                  -----------   -----------

Redeemable Preferred stock, $.01 par value; 5,000,000 shares authorized; 100,000 designated as Series A Convertible;
100,000 shares issued and outstanding in 2001 and 2000
(aggregate liquidation preference of $100,000)                         81,503        71,572

Stockholders' equity:

Class A common stock, $.01 par value; 100,000,000 shares
authorized; 24,788,446 and 24,545,543 shares issued and
outstanding in 2001 and 2000, respectively                                248           245

Class B common stock, $.01 par value; 50,000,000 shares
authorized; 39,350,000 shares issued and outstanding 2001
and 2000                                                                  394           394

Additional capital                                                    544,606       550,465
Accumulated deficit                                                  (384,328)     (195,869)
Deferred compensation                                                  (3,448)      (10,141)
Accumulated other comprehensive loss                                     (242)          (38)
                                                                  -----------   -----------
            Total stockholders' equity                                157,230       345,056
                                                                  -----------   -----------
            Total liabilities and stockholders' equity             $  427,358     $ 521,051
                                                                  ===========   ===========

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